UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                 Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Blackstone Mortgage Trust, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

	☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Additional information about the annual meeting of stockholders to be held on Thursday, June 11, 2020

On May 22, 2020, Blackstone Mortgage Trust, Inc. (“BXMT”) issued the following press release related to a change to a virtual-only format for its 2020 Annual Meeting of Stockholders to be held on Thursday, June 11, 2020 at 9:00 a.m. Eastern Daylight Time. The following press release supplements BXMT’s Proxy Statement and other proxy materials, including the Notice of 2020 Annual Meeting of Stockholders that accompanies the Proxy Statement, first mailed to stockholders on or about April 29, 2020.

The press release is being filed as supplemental proxy material with the U.S. Securities and Exchange Commission and made available to stockholders on or about May 22, 2020.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT AND OTHER PROXY MATERIALS.

BLACKSTONE MORTGAGE TRUST ANNOUNCES VIRTUAL-ONLY FORMAT FOR 2020 ANNUAL

MEETING OF STOCKHOLDERS

New York, New York, May 22, 2020 – Blackstone Mortgage Trust, Inc. (NYSE: BXMT) (“BXMT”) announced today that its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) will be held as a virtual-only meeting on the previously announced date and time of Thursday, June 11, 2020 at 9:00 a.m., Eastern Daylight Time in light of the public health impact of the novel coronavirus (COVID-19) pandemic. BXMT intends to return to an in-person format for future annual meetings of stockholders.

Stockholders of record at the close of business on April 9, 2020 (the “Record Date”) (or their proxy holders) who attend the virtual Annual Meeting and have not already authorized a proxy to vote by mail, telephone or internet, or who wish to withdraw their proxies and vote at the virtual Annual Meeting, will be able to vote at the virtual Annual Meeting using the online meeting website below. Such stockholders will have the opportunity to submit questions electronically during the meeting.

Stockholders as of the Record Date who wish to participate in the virtual Annual Meeting may attend by visiting the web portal located at www.virtualshareholdermeeting.com/BXMT2020 and entering the 16-digit control number found on their proxy card or voting instruction form previously sent. Technical assistance will be available for stockholders encountering any difficulties accessing the virtual Annual Meeting. The technical support contact information will appear on the meeting website prior to the start of the Annual Meeting.

Your vote is important. Whether or not stockholders plan to participate in the virtual-only annual meeting, BXMT urges stockholders to authorize a proxy to vote in advance of the meeting by one of the methods described in the proxy materials.

About Blackstone Mortgage Trust

Blackstone Mortgage Trust (NYSE:BXMT) is a real estate finance company that originates senior loans collateralized by commercial real estate in North America, Europe, and Australia. Our investment objective is to preserve and protect shareholder capital while producing attractive risk-adjusted returns primarily through dividends generated from current income from our loan portfolio. Our portfolio is composed of loans secured by high-quality, institutional assets in major markets, sponsored by experienced, well-capitalized real estate investment owners and operators. These senior loans are capitalized by accessing a variety of financing options, depending on our view of the most prudent strategy available for each of our investments. We are externally managed by BXMT Advisors L.L.C., a subsidiary of Blackstone. Further information is available at www.bxmt.com.

About Blackstone

Blackstone (NYSE:BX) is one of the world’s leading investment firms. Blackstone seeks to create positive economic impact and long-term value for its investors, the companies it invests in, and the communities in which it works. Blackstone does this by using extraordinary people and flexible capital to help companies solve problems. Blackstone’s asset management businesses, with $538 billion in assets under management, include investment vehicles focused on private equity, real estate, public debt and equity, non-investment grade credit, real assets and secondary funds, all on a global basis. Further information is available at www.blackstone.com. Follow Blackstone on Twitter @Blackstone.

Contact

Blackstone Shareholder Relations

+1 (888) 756-8443

BlackstoneShareholderRelations@Blackstone.com